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                                                                     EXHIBIT 11



                      50-OFF STORES, INC. AND SUBSIDIARIES
                             INFORMATION SUPPORTING
                             PER SHARE COMPUTATIONS



                                                                                         FISCAL YEAR ENDED
                                                                          ----------------------------------------------
                                                                           FEBRUARY 2,      FEBRUARY 3,      JANUARY 28,
                                                                              1996             1995              1994
                                                                          ------------     ------------     ------------

Net loss applicable to common stock:
  Loss before cumulative effect of a
     change in accounting principle ..................................    $ (6,778,428)    $ (8,024,056)    $ (5,512,261)
  Cumulative effect of a change in accounting principle ..............            --               --         (3,403,585)
                                                                          ------------     ------------     ------------
                                                                          $ (6,778,428)    $ (8,024,056)    $ (8,915,846)
                                                                          ============     ============     ============

Primary and fully diluted loss per share computation:
  Average common shares outstanding ..................................      12,200,915       10,539,089       10,356,775
  Common stock equivalents-dilutive options ..........................            --               --               --
                                                                          ------------     ------------     ------------

Average outstanding common and common equivalent shares ..............      12,200,915       10,539,089       10,356,775
                                                                          ============     ============     ============

Primary and fully diluted loss per common share before
  cumulative effect of a change in accounting principle ..............    $       (.56)    $       (.76)    $       (.53)

Cumulative effect of a change in accounting principle (net of tax)....            --               --               (.33)
                                                                          ------------     ------------     ------------

Primary and fully diluted loss per common share ......................    $       (.56)    $       (.76)    $       (.86)
                                                                          ============     ============     ============